INTERACTIVE BROKERS GROUP ANNOUNCES 4Q2023 RESULTS
— — —
GAAP DILUTED EPS OF $1.48, ADJUSTED1 EPS OF $1.52
GAAP NET REVENUES OF $1,139 MILLION, ADJUSTED NET REVENUES OF $1,149 MILLION
GREENWICH, CONN, January 16, 2024 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended December 31, 2023.
Reported diluted earnings per share were $1.48 for the current quarter and $1.52 as adjusted. For the year-ago quarter, reported diluted earnings per share were $1.31 and $1.30 as adjusted.
Reported net revenues were $1,139 million for the current quarter and $1,149 million as adjusted. For the year-ago quarter, reported net revenues were $976 million and $958 million as adjusted.
Reported income before income taxes was $816 million for the current quarter and $831 million as adjusted. For the year-ago quarter, reported income before income taxes was $689 million and $671 million as adjusted.
Financial Highlights
(All comparisons are to the year-ago quarter.)
•
Commission revenue increased 5% to $348 million. Customer trading volume was mixed across product types with options and futures contract volumes up 21% and 4%, respectively, while stock share volume was down 22%.

•	Net interest income increased 29% to $730 million on higher benchmark interest rates, customer margin loans and customer credit balances.

~~•~~
Other income decreased $31 million to $6 million. This decrease was mainly comprised of $20 million related to our currency diversification strategy and $8 million related to our investment in Tiger Brokers.

•	Execution, clearing and distribution fees expenses increased 11% to $100 million, driven by higher customer trading volume in options and futures.

•	Pretax profit margin for the current quarter was 72% both as reported and as adjusted. For the year-ago quarter, reported pretax margin was 71% and 70% as adjusted.

•	Total equity of $14.1 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on March 14, 2024, to shareholders of record as of March 1, 2024.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights
(All comparisons are to the year-ago quarter.)
•	Customer accounts increased 23% to 2.56 million.
•	Customer equity increased 39% to $426.0 billion.
•	Total DARTs[2] increased 2% to 1.93 million.
•	Cleared DARTs increased 2% to 1.73 million.
•	Customer credits increased 10% to $104.5 billion.
•	Customer margin loans increased 14% to $44.4 billion.

Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $139 million, as the U.S. dollar value of the GLOBAL increased by approximately 1.05%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $9 million) and (2) Other Comprehensive Income (gain of $148 million).
Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, January 16, 2024, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register.vevent.com/register/BI9b8b0781a22347468c0936eccc35776d to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 150 markets in numerous countries and currencies, from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. For the sixth consecutive year, Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its June 9, 2023, Best Online Brokers Review.
Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.
For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
	(in millions, except share and per share data)

Revenues:
Commissions	$348	$331	$1,360	$1,322
Other fees and services	55	43	197	184
Other income (loss)	6	37	(11)	(107)
Total non-interest income	409	411	1,546	1,399

Interest income	1,695	1,111	6,230	2,686
Interest expense	(965)	(546)	(3,436)	(1,018)
Total net interest income	730	565	2,794	1,668
Total net revenues	1,139	976	4,340	3,067

Non-interest expenses:
Execution, clearing and distribution fees	100	90	386	324
Employee compensation and benefits	136	119	527	454
Occupancy, depreciation and amortization	25	22	99	90
Communications	12	8	41	33
General and administrative	45	48	211	165
Customer bad debt	5	-	7	3
Total non-interest expenses	323	287	1,271	1,069

Income before income taxes	816	689	3,069	1,998
Income tax expense	77	56	257	156

Net income	739	633	2,812	1,842
Net income attributable to noncontrolling interests	579	497	2,212	1,462

Net income available for common stockholders	$160	$136	$600	$380

Earnings per share:
Basic	$1.49	$1.32	$5.72	$3.78
Diluted	$1.48	$1.31	$5.67	$3.75

Weighted average common shares outstanding:
Basic	107,021,836	102,875,250	104,965,050	100,460,016
Diluted	107,811,190	103,656,668	105,846,877	101,299,609

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$160	$136	$600	$380
Other comprehensive income:
Cumulative translation adjustment, before income taxes	37	38	30	(26)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	37	38	30	(26)
Comprehensive income available for common stockholders	$197	$174	$630	$354

Comprehensive earnings per share:
Basic	$1.84	$1.70	$6.00	$3.53
Diluted	$1.83	$1.68	$5.95	$3.50

Weighted average common shares outstanding:
Basic	107,021,836	102,875,250	104,965,050	100,460,016
Diluted	107,811,190	103,656,668	105,846,877	101,299,609

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$579	$497	$2,212	$1,462
Other comprehensive income - cumulative translation adjustment	111	120	92	(85)
Comprehensive income attributable to noncontrolling interests	$690	$617	$2,304	$1,377

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			December 31, 2023	December 31, 2022
			(in millions)

Assets
Cash and cash equivalents			$3,753	$3,436
Cash - segregated for regulatory purposes			28,840	25,167
Securities - segregated for regulatory purposes			35,386	31,781
Securities borrowed			5,835	4,749
Securities purchased under agreements to resell			5,504	6,029
Financial instruments owned, at fair value			1,488	485
Receivables from customers, net of allowance for credit losses			44,472	38,760
Receivables from brokers, dealers and clearing organizations			1,643	3,469
Other assets			1,502	1,267
Total assets			$128,423	$115,143

Liabilities and equity

Liabilities
Short-term borrowings			$17	$18
Securities loaned			11,347	8,940
Financial instruments sold but not yet purchased, at fair value			193	146
Other payables:
Customers			101,012	93,195
Brokers, dealers and clearing organizations			590	291
Other payables			1,197	938
			102,799	94,424
Total liabilities			114,356	103,528

Equity
Stockholders' equity			3,584	2,848
Noncontrolling interests			10,483	8,767
Total equity			14,067	11,615
Total liabilities and equity			$128,423	$115,143

	December 31, 2023		December 31, 2022
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	107,049,483	25.4%	102,927,703	24.5%
Noncontrolling interests (IBG Holdings LLC)	313,976,354	74.6%	316,609,102	75.5%
Total IBG LLC membership interests	421,025,837	100.0%	419,536,805	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2021	871,319		78,276		32,621		982,216		3,905
2022	735,619	(16%)	70,049	(11%)	32,863	1%	838,531	(15%)	3,347
2023	670,263	(9%)	58,580	(16%)	36,725	12%	765,568	(9%)	3,075

4Q2022	165,769		14,923		7,358		188,050		3,009
4Q2023	164,975	(0%)	14,922	(0%)	10,047	37%	189,944	1%	3,039

3Q2023	163,318		14,218		10,109		187,645		3,002
4Q2023	164,975	1%	14,922	5%	10,047	(1%)	189,944	1%	3,039
CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	887,849		154,866		771,273,709
2022	908,415	2%	207,138	34%	330,035,586	(57%)
2023	1,020,736	12%	209,034	1%	252,742,847	(23%)

4Q2022	229,441		51,519		75,713,964
4Q2023	279,945	22%	53,883	5%	59,046,908	(22%)

3Q2023	256,481		50,309		59,453,190
4Q2023	279,945	9%	53,883	7%	59,046,908	(1%)

ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	852,169		152,787		766,211,726
2022	873,914	3%	203,933	33%	325,368,714	(58%)
2023	981,172	12%	206,073	1%	248,588,960	(24%)

4Q2022	221,855		50,773		74,353,901
4Q2023	269,082	21%	52,996	4%	58,112,082	(22%)

3Q2023	245,169		49,459		58,202,858
4Q2023	269,082	10%	52,996	7%	58,112,082	(0%)
CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	773,284		151,715		752,720,070
2022	781,373	1%	202,145	33%	314,462,672	(58%)
2023	834,866	7%	204,691	1%	240,270,617	(24%)

4Q2022	194,962		50,326		71,924,864
4Q2023	222,082	14%	52,883	5%	56,240,615	(22%)

3Q2023	209,097		49,345		56,323,672
4Q2023	222,082	6%	52,883	7%	56,240,615	(0%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2021	35,680		2,079		5,061,983
2022	34,501	(3%)	3,205	54%	4,666,872	(8%)
2023	39,564	15%	2,961	(8%)	4,153,887	(11%)

4Q2022	7,586		746		1,360,063
4Q2023	10,863	43%	887	19%	934,826	(31%)

3Q2023	11,312		850		1,250,332
4Q2023	10,863	(4%)	887	4%	934,826	(25%)

[1]	Includes options on futures.

CUSTOMER STATISTICS
Year over Year	4Q2023	4Q2022	% Change
Total Accounts (in thousands)	2,562	2,091	23%
Customer Equity (in billions)[1]	$426.0	$306.7	39%

Cleared DARTs (in thousands)	1,727	1,689	2%
Total Customer DARTs (in thousands)	1,934	1,889	2%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$3.19	$3.15	1%
Cleared Avg. DARTs per Account (Annualized)	172	206	(17%)

Consecutive Quarters	4Q2023	3Q2023	% Change
Total Accounts (in thousands)	2,562	2,431	5%
Customer Equity (in billions)[1]	$426.0	$369.8	15%

Cleared DARTs (in thousands)	1,727	1,709	1%
Total Customer DARTs (in thousands)	1,934	1,907	1%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$3.19	$3.11	3%
Cleared Avg. DARTs per Account (Annualized)	172	180	(4%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
	(in millions)
Average interest-earning assets
Segregated cash and securities	$59,482	$57,327	$59,582	$51,644
Customer margin loans	42,769	39,277	41,229	43,402
Securities borrowed	5,185	4,368	5,315	3,961
Other interest-earning assets	10,534	9,203	10,114	9,000
FDIC sweeps[1]	3,554	2,347	3,003	2,229
	$121,524	$112,522	$119,242	$110,235

Average interest-bearing liabilities
Customer credit balances	$96,598	$93,401	$96,081	$90,172
Securities loaned	9,922	9,071	9,518	10,095
Other interest-bearing liabilities	1	1	1	4
	$106,521	$102,473	$105,599	$100,271

Net interest income
Segregated cash and securities, net	$760	$454	$2,791	$742
Customer margin loans[2]	631	420	2,278	1,083
Securities borrowed and loaned, net	43	73	276	413
Customer credit balances, net[2]	(866)	(487)	(3,125)	(763)
Other net interest income1/3	171	112	600	207
Net interest income[3]	$739	$572	$2,820	$1,682

Net interest margin ("NIM")	2.41%	2.02%	2.36%	1.53%

Annualized yields
Segregated cash and securities	5.07%	3.14%	4.68%	1.44%
Customer margin loans	5.85%	4.24%	5.53%	2.50%
Customer credit balances	3.56%	2.07%	3.25%	0.85%

[1]	Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and twelve months ended December 31, 2023 and 2022, $5 million, $19 million, $3 million, and $10 million were reported in other fees and services, respectively. For the three and twelve months ended December 31, 2023 and 2022, $4 million, $7 million, $3 million, and $4 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$1,139	$976	$4,340	$3,067

Non-GAAP adjustments
Currency diversification strategy, net	9	(11)	80	100
Mark-to-market on investments[2]	8	(1)	(46)	52
Remeasurement of TRA liability[3]	(7)	(6)	(7)	(6)
Total non-GAAP adjustments	10	(18)	27	146
Adjusted net revenues	$1,149	$958	$4,367	$3,213

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$816	$689	$3,069	$1,998

Non-GAAP adjustments
Currency diversification strategy, net	9	(11)	80	100
Mark-to-market on investments[2]	8	(1)	(46)	52
Remeasurement of TRA liability[3]	(7)	(6)	(7)	(6)
Bad debt expense[5]	5	-	5	0
Total non-GAAP adjustments	15	(18)	32	146
Adjusted income before income taxes	$831	$671	$3,101	$2,144

Adjusted pre-tax profit margin	72%	70%	71%	67%

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$160	$136	$600	$380

Non-GAAP adjustments
Currency diversification strategy, net	2	(3)	20	24
Mark-to-market on investments[2]	2	(0)	(12)	13
Remeasurement of TRA liability[3]	(7)	(6)	(7)	(6)
Bad debt expense[4]	1	-	1	-
Income tax effect of above adjustments[5]	(1)	1	(2)	(7)
Remeasurement of deferred income taxes[6]	7	7	7	7
Total non-GAAP adjustments	5	(1)	8	30
Adjusted net income available for common stockholders	$164	$135	$608	$410

Note: Amounts may not add due to rounding.

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$1.48	$1.31	$5.67	$3.75

Non-GAAP adjustments
Currency diversification strategy, net	0.02	(0.03)	0.19	0.24
Mark-to-market on investments[2]	0.02	(0.00)	(0.11)	0.12
Remeasurement of TRA liability[3]	(0.07)	(0.06)	(0.07)	(0.06)
Bad debt expense[4]	0.01	0.00	0.01	0.00
Income tax effect of above adjustments[5]	(0.01)	0.01	(0.01)	(0.07)
Remeasurement of deferred income taxes[6]	0.07	0.07	0.07	0.07
Total non-GAAP adjustments	0.04	(0.01)	0.08	0.30
Adjusted diluted EPS	$1.52	$1.30	$5.75	$4.05

Diluted weighted average common shares outstanding	107,811,190	103,656,668	105,846,877	101,299,609

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•
We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy, our net mark-to-market gains (losses) on investments[2], and the remeasurement of our Tax Receivable Agreement (“TRA”) liability[3].

•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy, our net mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, and unusual bad debt expense[4].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy our net mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, unusual bad debt expense, and the remeasurement of certain deferred tax assets[6].

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting which are measured at fair value, on our U.S. government and municipal securities portfolio, which are typically held to maturity, and on certain other investments, including equity securities taken over by the Company from customers related to losses on margin loans.
3 Remeasurement of our tax receivable agreement (“TRA”) liability represents the change in the amount payable to IBG Holdings LLC under the TRA, primarily due to changes in the Company’s effective tax rates. This is related to the remeasurement of the deferred tax assets described below. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10 K filed with the Securities Exchange Commission (“SEC”) on February 24, 2023.
4Unusual bad debt expense consists of a credit loss on a loan not related to margin lending.
5 The income tax effect is estimated using the statutory income tax rates applicable to the Company.
6 Remeasurement of certain deferred tax assets represents the change in the unamortized balance of deferred tax assets related to the step-up in basis arising from the acquisition of interests in IBG LLC, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10 K filed with the Securities Exchange Commission (“SEC”) on February 24, 2023.